Exhibit 99.1

Polymer Group, Inc.

CONSULTING AGREEMENT

THIS AGREEMENT is entered into as of December 9, 2004, by and between William B. Hewitt (“Consultant”) and Polymer Group, Inc., a Delaware corporation (the “Company”).  The Company and Consultant are sometimes collectively referred to herein as the “Parties” and individually as a “Party”.

Consultant is a director and stockholder of the Company, and as such, possesses special knowledge, abilities and experience regarding the business of the Company.  The Company desires to obtain the services of Consultant to consult with and perform services as an independent contractor for the Company with respect to its businesses, and Consultant desires to provide services to the Company upon the terms and conditions set forth in this Agreement.

In consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

1.             Consulting Services.  The Company hereby engages Consultant as an independent contractor, and not as an employee, to render consulting services to the Company as hereinafter provided, and Consultant hereby accepts such engagement, commencing as of September 1, 2004.  The engagement as a consultant shall be on a month-to-month basis (the “Consulting Period”).  Consultant shall not have any authority to bind or act on behalf of the Company.  During the Consulting Period, Consultant shall render such consulting services to the Company in connection with the Company’s business as described on Annex 1 attached hereto.

2.             Compensation; Reimbursement.  In consideration of Consultant’s consulting services set forth in paragraph 1 above, the Company shall pay to a charity designated by Consultant $15,000 per month and shall pay to Consultant $5,000 per month (such payments are collectively referred to herein as the “Consulting Payment”).  In addition, the Company shall make a one-time issuance of 25,000 shares of Common Stock as of October 26, 2004, pursuant to the Company’s 2004 Restricted Stock Plan, which may be donated to a charitable organization or placed in a charitable trust, as designated by Consultant.  The foregoing amounts shall be in addition to any amounts Consultant may earn in connection with his service as a director of the Company.  Consultant shall not be entitled to any fringe benefits, perquisites or other employee benefits from the Company.  The Company shall reimburse Consultant for all reasonable expenses incurred by him in the course of performing services under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.

3.             Confidential Information.  Consultant acknowledges that the information, observations and data relating to the business of the Company and its subsidiaries which Consultant has obtained as a director and stockholder of the Company and its subsidiaries or shall obtain during the course of his association with the Company and its subsidiaries and his performance under this Agreement are the property of the Company and its subsidiaries.  Consultant agrees that he shall not use for his own purposes or disclose to any third party any of such information, observations or data without the prior written consent of the Board of Directors of the Company (the “Board”), unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Consultant’s acts or omissions.  Consultant shall deliver to the Company at the end of the Consulting Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documentation (and copies thereof) relating to the business of the Company and its subsidiaries which Consultant may then possess or have under his control.

4.             Inventions and Patents.  Consultant acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether patentable or not) which relate to the actual or anticipated business, research and development or existing or future products or services of the Company and its subsidiaries and which are conceived, developed or made by him during the Consulting Period (“Work Product”) belong to the Company.  Consultant shall promptly disclose such Work Product to the Company and perform all actions reasonably requested by the Company (whether during or after the Consulting Period) to establish and confirm such ownership (including, without limitation, assignments, powers of attorney and other instruments).

5.             Tax Returns.  Consultant shall file all tax returns and reports required to be filed by him on the basis that Consultant is an independent contractor, rather than an employee, as defined in Treasury Regulation §31.3121(d)-1(c)(2), and Consultant shall indemnify the Company for the amount of any employment taxes paid by the Company as the result of Consultant not withholding employment taxes from the Consulting Payment.  Consultant shall be solely responsible for all taxes, including federal, state and local income taxes, FICA, FUTA or similar taxes that may result from his performing services to the Company pursuant to this Agreement.

6.             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Company and its affiliates, successors and assigns and shall be binding upon and inure to the benefit of Consultant and his legal representatives and assigns; provided that in no event shall Consultant’s obligations to perform future services for the Company be delegated or transferred by Consultant without the prior written consent of the Company (which consent may be withheld in its sole discretion).  The Company may assign or transfer its rights hereunder to any of its affiliates or to a successor corporation in the event of merger, consolidation or transfer or sale of all or substantially all of the assets of the Company.

7.             Modification of Waiver.  No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against who enforcement of such amendment, modification or waiver is sought.  No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement.  No delay on the part of the Company or Consultant in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Consultant of any such right or remedy shall preclude other or further exercises thereof.  A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

8.             Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of South Carolina, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of South Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of South Carolina.

9.             Severability.  Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

10.           No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

11.           Notice.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office mail, postage prepaid, addressed to the other Party hereto at his or its address shown below:

The Company: Polymer Group, Inc. 4055 Faber Place Drive Suite 201 North Charleston, S.C. 27408
Consultant: William B. Hewitt Sirius Ventures, Inc. 34B Prileau Street Charleston, S.C. 29401

or at such other address as such Party may designate by ten days advance written notice to the other Party.

12.           Captions.  The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit,

characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

13.           Counterparts.  This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

14.           Tax Disclosures.  Notwithstanding anything herein to the contrary, the Company and Consultant and each other party to the transaction contemplated hereby (and each affiliate and person acting on behalf of any such party) agree that each party (and each employee, representative and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws.  This authorization is not intended to permit disclosure of any other information, including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the identities of participants or potential participants in the transaction, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the transaction) or (v) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Polymer Group, Inc.

By:	/s/ James L. Schaeffer

Its:	Chief Executive Officer
/s/ William B. Hewitt
William B. Hewitt

Annex 1 to Consulting Agreement

Proposed Services:

A minimum of 104 days/year (2 days/week).

A target of 120 days/year (10 days/ month).

Effectively half time counting only days in the office or traveling for PGI, as a normal employee would work about 240 days (260 days @ 5 times 52, minus 6  holidays, 4 sick days, and 10 vacation days).